Exhibit 10.11
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
Waterfront Media, Inc.
45 Main Street
Brooklyn, NY 11201
As of November 7, 2005
J.M. Athletics, LLC
c/o ICM
8942 Wilshire Blvd.
Beverly Hills, CA 90211
Attention: Ms. Jillian Michaels
c/o Mr. Jason Pinyan
Dear Jillian:
     This letter agreement (the “Agreement”) is between Waterfront Media, Inc. (“Waterfront”) and J.M. Athletics, LLC (“Licensor”) and sets forth the terms of Waterfront’s development, marketing and distribution of a free and subscription-based website (the “Site”) and online newsletter(s) (the “Newsletter(s)”) based upon, and using content from, Winning By Losing (the “Book”) by Jillian Michaels (“Michaels”), those materials needed for the launch of the Site and Newsletter(s) listed on Exhibit A attached hereto, and other material (including books, newsletters and other publications and materials created in the future) relating to the Book, and Licensor’s and Michaels’ work (the foregoing is referred to collectively in this Agreement as the “Content”).
     1. Grant of Rights:
          (a) Licensor hereby grants to Waterfront an exclusive, nontransferable (but sublicensable as set forth in Section l(b)) worldwide license to use, distribute, display, publicly perform, reproduce, develop, modify, adapt, prepare derivative works from, translate into all languages, market and sell the Content as part of the Site and the Newsletter(s), which will be distributed, accessible and/or downloadable in digital format, (i) via the Internet regardless of the means of access, (ii) into software applications regardless of platform, (iii) in tangible form via CD-ROMs (it being understood and agreed that the Content available on CD-ROMs will be substantially the same as that available via the Internet), and (iv) in any other digital format or means of transmission, whether now known or hereafter created. The uses described in the preceding sentence will be referred to collectively in this Agreement as the “Service”.
          (b) Licensor hereby grants to Waterfront the right to sublicense its rights to the Content and the Licensor’s Marks (as defined in Section 12(c) of this Agreement) to third parties in order to promote the Service and/or to create opportunities to derive revenue. If fee-based revenue (as opposed to a non-cash barter arrangement, for example) results from Waterfront’s sublicense of Content and Marks, then Waterfront will pay Licensor a royalty pursuant to Section 8(b) of this Agreement. In addition, Waterfront will have the right to syndicate Content to broad-based health websites operated by Waterfront, so long as such Content includes attribution to Licensor and a link to the Service and [ * ].
          (c) [ * ]

          (d) Notwithstanding anything to the contrary in this Agreement (whether in Section l(a) or otherwise), as between the parties hereto, [ * ].
     2. Term:
          (a) The initial term of this Agreement (the “Initial Term”) shall commence as of the date hereof and, subject to termination as herein provided, shall continue for five (5) years from the date of the hard launch of the Service (the “Launch”).
          (b) Waterfront will have the right to renew this Agreement for an additional five (5) year period (the “Renewal Term”) (and together with the Initial Term, the “Term”), [ * ]. Notwithstanding the foregoing, [ * ], Waterfront has the right to renew the Agreement [ * ].
          (c) Licensor will have the right to terminate this Agreement [ * ].
          (d) Either party shall have the right to immediately terminate this Agreement, upon written notice, in the event the other party files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or discontinues its business or has a receiver appointed for its business and such receiver is not discharged within one hundred eighty (180) days.
          (e) This Agreement may be terminated by either party upon [ * ] written notice to the other party of a breach of a material provision of this Agreement by the other party, and the failure of the breaching party to cure such breach within such [ * ] period.
          (f) Upon expiration or earlier termination of this Agreement, [ * ].
          (g) In the event of Michaels’ death or disability, if Waterfront concludes, in the exercise of its reasonable judgment, that the business, operations and prospects of Michaels’ name and reputation has been materially adversely affected by Michaels’ absence, then Waterfront will have the option of (i) [ * ] or (ii) terminating this Agreement. If Michaels is adjudged or convicted or pleads nolo contendere to a felony or of violating a law which subjects Michaels to public ridicule, contempt or scorn, Waterfront will have the right to [ * ] and/or terminate this Agreement upon written notice to Licensor.
     3. Development and Operation of the Service:
          (a) Waterfront will, at its sole cost and expense, develop, produce, publish, market, and exploit the Service. Waterfront will, at its sole cost and expense, host, operate and maintain the Site on, and distribute the Newsletters from, servers operated by or under the supervision of Waterfront. In addition, Waterfront will host, operate and maintain transaction processing and reporting functionality for the Service on servers operated by or under the supervision of Waterfront.
          (b) Waterfront will make available web-based customer service functionality to respond to site-related and billing inquiries from users of the Service to the same extent that it makes such customer service
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

available for users of other websites that Waterfront operates. Waterfront will also make available telephone customer service during regular business hours to respond to billing inquiries from paid subscribers of the Service, and such customer service will be provided in accordance the same average level of service (with respect to, for example, response time and length of call) that Waterfront provides to paying subscribers of other sites it operates.
          (c) Licensor will, at its expense, obtain, maintain and exclusively make available to Waterfront www.jillianmichaels.com (and any other URLs that are mutually agreed upon from time to time during the Term) for the Service (the “URL(s)”). Licensor will use reasonable efforts to obtain www.winningbylosing.com, it being understood that Waterfront will have no obligation to contribute to the cost of obtaining such URL, without its prior written approval. In the event that such URL is obtained, Licensor will maintain and exclusively make it available to Waterfront. Waterfront expressly acknowledges and agrees that Licensor owns the URL(s) and its or their use will be governed by the terms set forth in Section 7 of this Agreement.
          (d) At Waterfront’s request, Licensor will furnish to Waterfront (in a digital format agreed upon by the parties, if available to Licensor) copies of the Content and provide Waterfront with reasonable access to and copies of any other materials related to the Content. Licensor will assist Waterfront in its efforts to obtain, at its expense, materials related to the Content in digital format from Harpers, Genesis, or any other entity that may have Content. If Licensor prepares updates to the Content and/or to any material and information incorporated in the Service, Licensor will furnish such updates to Waterfront within five (5) business days after they are finalized.
          (e) Licensor will make Michaels available for up to [ * ] to consult with Waterfront regarding the development of the Site and the Newsletter(s) prior to the launch, and the preparation of marketing materials; and, thereafter, for up to [ * ] to consult on the on-going production of the Site and the Newsletter(s) and to actively participate in bulletin boards and online chats. Licensor will have the right to designate a mutually agreed upon substitute for up to [ * ] of the time set forth in the in the preceding sentence. For purposes of this Agreement, the term “Twelve Month Period” shall refer to those periods during the Term, each of which commences as of the Launch Date or the anniversary thereof and ending twelve months later on the day immediately preceding the applicable anniversary of the Launch Date.
     4. Marketing of the Service:
          (a) Waterfront will develop, create the copy and place the online marketing campaign for the Service. Waterfront will use such marketing means that it determines to be appropriate such as, by way of example only, search marketing and display advertising inventory and other placements on, and content syndication to, third party and Waterfront-operated websites and newsletters. Waterfront will also have the right to conduct such offline marketing for the Service as it determines to be appropriate, including use of the Content and the Licensor’s Marks for such purpose. Waterfront’s use of Licensor’s Marks in marketing the Service will comply with Section 7 of this Agreement. Licensor will have the right to Approve (as defined in Section 5 of this Agreement), online and offline marketing used to promote the Service.
          (b) [ * ]
     5. Approvals:
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (a) Licensor will have Approval over all aspects of the Service (other than content supplied by users or subscribers) which appears or is available to the user of the Service. During the creation and development phases of the Service prior to the Launch, Waterfront will provide Licensor, at Waterfront’s sole cost and expense, access to the Service for the purpose of obtaining Approval. Specifically, Licensor will have the right to Approve: (i) the Site, prior to soft launch; (ii) any substantial upgrade of the Site, prior to the commercial launch of such upgrade; and, (iii) the template for each Newsletter and any substantial change in the design or layout thereof, prior to its first publication (including first publication of the substantially changed Newsletter design or layout). Waterfront will not, without Licensor’s Approval, depart in any material respect from the quality, form or content previously Approved.
          (b) Approvals may be made by email (with hard copy confirmation) or fax. Either party shall respond in writing to a request for Approval, when required under the terms of this Agreement, as set forth in Section 5(a) or otherwise within five (5) business days of receipt of the request for Approval. Approval shall not be unreasonably withheld or delayed. Failure by Licensor to provide Approval (or to notify Waterfront of disapproval) as provided in the preceding sentence will be deemed Approval. As used in this Agreement, the term “Approval” shall refer to the procedures set forth in this Section 5.
          (c) Within ten (10) days after the date of this Agreement, Licensor will notify Waterfront in writing of its designation of someone (or as may be subsequently designated from time to time during the Term in a written notice to Waterfront) (the “Licensor Designee”) as the authorized representative to give Approvals on behalf of Licensor and Waterfront acknowledges such designation, and will have the absolute right to rely upon Approvals given by such person.
     6. Advertising. Waterfront will have the exclusive right to sell, insert and service advertising that will be placed in the Newsletter(s) as well as in certain portions of the Site (the “Advertising Inventory”). Waterfront may elect to use the Advertising Inventory to promote the Service, the Book, Products (including the Licensor-branded Products) and other Waterfront operated sites and services. Waterfront’s sale and placement of advertising in the Advertising Inventory will be subject to Waterfront’s advertising policies, as may be in effect from time to time during the Term. In addition, Waterfront will not sell advertising to competitors of the Service or any major competitor of a sponsor of Licensor’s current or future television programs, all of which are listed on Exhibit B attached to this Agreement, which may be amended by the parties on an annual basis during the Term. Waterfront acknowledges and agrees that Licensor has the right to endorse any other products or brands; provided, however, that Licensor shall not endorse any online program, product or service.
     7. Use of Names and Marks:
          (a) Waterfront shall present and Licensor will Approve prior to any use, display, publication or broadcast of Licensor’s name, Michaels’s name and likeness and any of Licensor’s Marks in connection with the Service and the advertising, promotion and sale thereof; and, during the Term, Licensor hereby grants Waterfront the non-exclusive worldwide right and license to use, display, publish and broadcast the Marks and to authorize others to do so, and to grant sublicense(s) (in accordance with Section l(b) of this Agreement) in connection with the Service and the advertising, promotion and sale thereof. Any use shall otherwise be consistent with any written guidelines provided by Licensor at any time during the Term governing the quality, form and content of use of these Marks, it being acknowledged by Licensor that any uses on which it has given its Approval under the terms of this Agreement (including the marketing copy and campaigns pursuant to Section 7) shall be
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

deemed to be consistent with Licensor’s guidelines. Waterfront shall have the right to use the URL(s) in the manner set forth above and solely for the purposes described in this Agreement. Waterfront’s license to use all of the above names, likenesses, Marks and URLs will expire upon the expiration or termination of this Agreement, [ * ]. Waterfront acknowledges that Licensor owns Licensor’s Marks and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of Licensor’s right, title and interest in such Marks. Waterfront acknowledges that all use of Licensor’s Marks by Waterfront or its sublicensees and the goodwill associated therewith shall inure to the benefit of Licensor.
          (b) Waterfront will not: (i) modify, alter or obfuscate the Marks, brands or URL(s); (ii) use them in a manner that disparages Licensor in an otherwise improper or deceitful manner; or (iii) or use any trademark or domain name in any URL(s). Licensor acknowledges that any Approved uses shall not be (i) a modification, alteration or obfuscation of the Licensor’s trademarks, brands or URL(s), (ii) disparaging of Licensor, or (iii) otherwise an improper or deceitful manner of use. Waterfront hereby acknowledges and agrees that it has no ownership of or rights to and hereby expressly assigns to Licensor any goodwill that accrues as the result of Waterfront’s use of the Licensor’s Marks, brands or URL(s).
     8. Royalties:
          (a) Waterfront will pay Licensor a royalty (the “Subscription Royalty”) on [ * ] in an amount equal to [ * ] of Gross Service Revenues (as defined below) from the Service. The term “Service Revenues” refers to those amounts [ * ]. In addition, Waterfront will pay Licensor [ * ]:
 [ * ]:                                       [ * ]:
[ * ]                                        [ * ]
[ * ]                                        [ * ]
[ * ]                                        [ * ]
          (b) Waterfront will pay Licensor a royalty (the “Advertising Royalty”) on [ * ] in an amount equal to [ * ] of Gross Advertising Revenue. The term “Advertising Revenue” refers to those amounts [ * ]. Notwithstanding anything to the contrary in the foregoing, Waterfront will pay Licensor [ * ] of the Gross Advertising Revenue that is shown to have been generated by the efforts of Licensor; provided, however, that Licensor will not be entitled to receive this higher percentage of Advertising Revenue from an advertiser with which Waterfront has an ongoing relationship (i.e., that within the [ * ] prior to Licensor’s introduction of such advertiser to Waterfront there has been a business transaction between Waterfront and the advertiser).
          (c) (i) Waterfront will have the exclusive right to merchandise, market and sell products (the “Products”) on the Service (including through post-subscription solicitations, advertising units, email newsletters and online stores), including the Book and Licensor-branded products manufactured by a third party (the “Licensor-branded Products”, occasionally referred to herein collectively as part of the term “Products”), and Waterfront’s own products and services. Except as set forth in this Section 8(c), Waterfront will pay Licensor a royalty (the “Products Royalty”) on [ * ] in an amount equal to [ * ].
          (ii) If Waterfront chooses to fulfill purchases of Licensor-branded Products sold through the Service, Licensor will make reasonable commercial efforts to cause the third party manufacturer(s) to make available the full range of these products to Waterfront for purchase and resale, in such quantities as Waterfront
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

seeks to purchase, at the lowest wholesale price (and on the best terms) given to any online distributor of such Licensor-branded Products. It is acknowledged and agreed that Waterfront will have the right to offer such Licensor-branded Products for sale at such prices as Waterfront, in its sole discretion, will determine.
          (d) Waterfront will make each payment of Subscription Royalties, Advertising Royalties and Products Royalties within [ * ]. Waterfront will make payment of each [ * ] within thirty (30) days following the end of the relevant calendar quarter [ * ].
     9. Accounting and Audit:
          (a) Waterfront will provide Licensor with quarterly statements showing all amounts owed to Licensor, no later than thirty (30) days following the end of each calendar quarter during the Term.
          (b) Upon reasonable notice, Licensor will have the right once each such Twelve Month Period (and one (1) time within six (6) months after the expiration or earlier termination of this Agreement), at its sole expense, to appoint an independent accounting firm to examine the books and records of Waterfront with respect to statements provided to Licensor; and in the event such independent accounting firm determines that there is a discrepancy of [ * ] or more in favor of Licensor, Waterfront will also pay the reasonable out-of- pocket cost of such audit, in addition to paying the amount due.
     10. Ownership of Materials and User Data:
          (a) Licensor hereby agrees that Waterfront will own all right, title and interest (including copyright) in and to the Service, [ * ]. The term “New Content” will refer to materials created jointly by Licensor and Waterfront for use on the Service. [ * ].
          (b) Licensor acknowledges and agrees that any software, and technology utilized in connection with the Service (collectively, the “Waterfront Materials”) are owned solely by Waterfront and that Licensor does not have, nor shall ever claim, any right in and to the Waterfront Materials. For the avoidance of doubt, nothing herein shall be construed to prohibit Waterfront from using the Waterfront Materials in any manner or for any purpose.
          (c) Licensor acknowledges that users will supply content to the Service (such as Q&A questions and message-board postings) and Licensor and Waterfront jointly will create responses to such user-supplied content (collectively, the user-supplied content as well as the response content supplied by Licensor and Waterfront are referred to as the “User-Derived Content”). [ * ].
          (d) All user and subscriber data generated in connection with the Service, as well as data generated by purchasers of the Products, including Licensor-branded Products, through the Service (the “Subscriber Data”) [ * ].
     11. Promotional Activities:
          (a) During the Term, the Service will be the sole official and authorized source of information and content from or relating to the Book, the Content, Michaels or Licensor available online, [ * ] and
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

except as otherwise Approved by Waterfront. Licensor will not, and will ensure that Michaels will not, directly or indirectly support, provide material of any type to [ * ], promote or mention any other website or online presence, without prior Approval of Waterfront. Notwithstanding anything to the contrary in the foregoing:
     (i) Waterfront acknowledges and hereby Approves Michaels (and Licensor’s) involvement with and presence on the promotional website owned and operated by NBC Universal relating to its television show, The Biggest Loser (www.nbc.com/The_Biggest_Loser) (the “NBC Website”) for the show airing Fall/Winter 2005. Such presence will include limited content attributed to Michaels, Michaels’ likeness, and video and audio clips from the television show. In addition, Waterfront acknowledges that Licensor may do occasional, infrequent web chats as part of her duties for the NBC Website. Licensor and Michaels will use reasonable commercial efforts to promote the Service on and through the NBC Website. [ * ].
     (ii) Waterfront acknowledges and hereby Approves Michaels (and Licensor’s) involvement with the website, The Biggest Losers’ Club (www.biggestlosersclub.com) (the “Club Site”) as of the date hereof through December 31, 2005 in connection with the television show and book of the same name. However, beginning on January 1, 2006, Michaels will have no presence on the Club Site, will no longer participate in any community applications (bulletin boards or web chats) or answer questions on the Club Site, nor will her likeness, name, voice, or any other name or element associated with Michaels or Licensor be used in the marketing or promotion of the Club Site, whether online or offline. In addition, Licensor will not participate in any online subscription program in the future relating to or using material from The Biggest Loser television show.
     (iii) Waterfront acknowledges and hereby Approves the marketing and sale of Licensor-branded Products on websites operated by online retailers; provided, however, that (x) [ * ]; and, (y) Licensor will use reasonable commercial efforts to cause such websites to include one or more links to the Service and, where appropriate, to facilitate a relationship between Waterfront and such third party websites to become affiliates of the Service under which such websites will be paid a bounty for any paying subscriber the third party introduces to the Service, on terms mutually satisfactory to Waterfront and such third parties.
          (b) At Waterfront’s request, Licensor will make Michaels available for up to [ * ], for purposes of providing publicity for the Service and to appear at promotional events; it is understood and agreed that the dates will be subject to Michaels’ professional availability and will be mutually agreed upon.
          (c) Licensor will cause Michaels to use reasonable commercial efforts to promote the Service and mention the URL in future publications, press releases and other publicity about Licensor, as appropriate.
     12. Reservation of Rights:
          (a) All rights in the Content, except those specifically granted to Waterfront hereunder, are the sole and exclusive property of Licensor and Waterfront hereby expressly waives any right in or to the Content except as otherwise provided in this Agreement.
          (b) Licensor acknowledges that Waterfront shall have the right to include Waterfront branding
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

as part of the Service; it being specifically understood and agreed that Waterfront may include (without Approval) an industry-standard “Powered by Waterfront Media” credit, or such other similar language.
          (c) Each party acknowledges and agrees that: (i) the logos, titles, trade names, trademarks, URLs and servicemarks (collectively, the “Marks”) of the other party are and shall remain the sole and exclusive property of that party; (ii) nothing in this Agreement will confer in either party any right of ownership in the other party’s Marks; and (iii) the validity of the Marks of either party will not now or in the future be contested by the other party.
          (d) Licensor acknowledges and agrees that Waterfront presently engages in the development, distribution and marketing of paid online subscription products and services other than the Service, and that nothing in this Agreement shall be construed to prohibit or interfere with Waterfront’s right to continue to do so.
     13. Confidentiality:
     Each party shall treat as confidential and proprietary all information provided to it (the “recipient”) by the other party (the “discloser”) in connection with this Agreement (including, without limitation, aggregate and personally identifying information relating to the Service users and subscribers, the Subscriber Data, business, sales and marketing plans, programs and results, this Agreement and the terms and conditions hereof), except for information (i) which is or becomes publicly available other than through the fault of the recipient, (ii) the disclosure of which is compelled by process of law (in which case the recipient will so notify the discloser and cooperate with the discloser, at its request and expense to protect disclosure of the information), (iii) which the recipient already had in its possession at the time of disclosure, or (iv) which the recipient independently obtains from a third party having no duty or obligation to keep such information confidential, and will not disclose such information to any third parties without the prior written consent of the discloser party or as otherwise provided for in this Agreement.
     14. Representations and Warranties; Indemnities; Insurance:
          (a) Licensor represents and warrants that: (i) it has the right and authority to enter into this Agreement, to make the grant of rights to Waterfront as set forth herein, and to make Michaels available as provided herein; (ii) neither Licensor’s entry nor its performance of this Agreement will infringe the rights of any third parties; (iii) the Content is solely and exclusively owned by Licensor or under exclusive license to Licensor throughout the world and Waterfront’s incorporation of the Content (and any other material provided by Licensor) into the Service will not violate or infringe upon the copyright, trademark, rights of privacy or any other rights whatsoever of any third parties; (iv) the entry by Licensor into this Agreement does not violate any other agreement by which Licensor is bound, and the execution and delivery of this Agreement does not, and the consummation of the actions contemplated in this Agreement (including the grant of the licenses and the obligations of Michaels hereunder) will not conflict with any agreement, license or other instrument or. understanding to which Licensor is a party, or by any judicial decree, order or provisions of law by which Licensor, Michaels, the Content or the Licensor’s Marks is bound or subject; and (v) the Content will not contain any statement (or fail to contain a statement) that could cause personal injury or property damage. Licensor will defend, indemnify and hold Waterfront harmless from any and all third party claims, damages, liabilities, cost or expenses, including reasonable attorneys’ fees and expenses, incurred by Waterfront by reason of any breach, or an allegation which if true would constitute a breach, of the foregoing warranties and representations or any of Licensor’s obligations and agreements under this Agreement.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          (b) Waterfront represents and warrants that: (i) it has the right and authority to enter into this Agreement; (ii) neither Waterfront’s entry nor its performance of this Agreement will infringe the rights of any third parties; (iii) the Waterfront Materials and all material incorporated into the Service that originates with Waterfront (but not including material that originates with Licensor, the New Content, the User-Derived Content or any other material that originates with Service users and subscribers), will not violate or infringe upon the copyright, trademark, rights of privacy or any other rights whatsoever of any third parties; and, (iv) the entry by Waterfront into this Agreement does not violate any other agreement by which Waterfront is bound, and the execution and delivery of this Agreement does not, and the consummation of the actions contemplated in this Agreement (including the grant of the licenses) will not conflict with any agreement, license or other instrument or understanding to which Waterfront is a party, or by any judicial decree, order or provisions of law by which Waterfront and the Waterfront Materials is bound or subject. Waterfront will defend, indemnify and hold Licensor harmless from any and all third party claims, damages, liabilities, cost or expenses, including reasonable attorneys’ fees and expenses, incurred by Licensor by reason of any breach, or an allegation which if true would constitute a breach of the foregoing warranties and representations, obligations and agreements of Waterfront under this Agreement.
          (c) The party seeking indemnification protection under paragraphs (a) and (b) of this Section 14 (the “Defended Party”) will: (i) give the party who is obligated to defend, indemnify and hold harmless (the “Defending Party”) notice of the existence of a claim for which it is seeking indemnification (a “Claim”), provided that no failure to notify the Defending Party of a Claim will relieve the Defending Party of its indemnification obligations except to the extent that the Defending Party is materially prejudiced by such failure, (ii) cooperate with the Defending Party, at the Defending Party’s expense, in the defense of such Claim, and (iii) give the Defending Party the right to control the defense and settlement of any such Claim, except that the Defending Party will not enter into any settlement, other than for money damages for which the Defended Party will be fully indemnified, without the Defended Party’s prior written approval (not to be unreasonably withheld or delayed). The Defended Party may participate in the defense at its expense, with counsel of its choosing.
          (d) During the Term, [ * ], Waterfront will maintain a comprehensive general liability insurance policy and an errors and omissions policy with minimum limits of [ * ], with Licensor being named as an additional insured under Waterfront’s policies. Waterfront will provide Licensor with a certificate verifying placement and maintenance of the required insurance and showing Licensor as an additional insured party under such insurance. Waterfront will provide thirty (30) days written notice to Licensor of cancellation of insurance, intent not to renew or any material change in coverage.
     15. Disclaimer of Warranties: EXCEPT FOR THE LIMITED WARRANTIES SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER OF THE PARTIES MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICE OR THE DISTRIBUTION THEREOF.
     16. Loss of Data/Interruption of Distribution: Limitation of Liability: WATERFRONT WILL NOT BE LIABLE TO LICENSOR FOR ANY LOSS OF DATA OR INTERRUPTION OF THE DISTRIBUTION OF THE SERVICE FOR ANY REASON BEYOND ITS CONTROL, AND SUCH LOSS OF DATA OR INTERRUPTION OF THE DISTRIBUTION OF THE SERVICE WILL NOT BE DEEMED A BREACH OF THIS
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

AGREEMENT. IN NO EVENT WILL WATERFRONT BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY LOSS OF DATA OR INTERRUPTION OF THE DISTRIBUTION OF THE SERVICE, EVEN IF WATERFRONT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     IN NO EVENT WILL WATERFRONT OR LICENSOR BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO ANY OF A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 OF THIS AGREEMENT, FOR A BREACH OF SECTION 13 OF THIS AGREEMENT OR IN THE EVENT OF A PARTY’S WILLFUL MISCONDUCT, GROSSLY NEGLIGENT CONDUCT OR ABANDONMENT OF THIS AGREEMENT.
     17. Arbitration:
     Any and all disputes arising out of or in connection with this Agreement, its interpretation or performance, shall be submitted to arbitration before a single arbitrator in New York City under the then-current rules and regulations of the Judicial Arbitration and Mediation Service. The prevailing party shall be entitled to recover its reasonable attorney fees and costs incurred in any such proceeding.
     18. Payments and Notices:
          (a) All payments, statements and notices to Licensor hereunder will be sent to ICM, 8942 Wilshire Blvd., Beverly Hills, CA 90211, Attention: Jason Pinyan.
          (b) All payments, statements and notices to Waterfront hereunder will be sent to the attention of the Chief Financial Officer at the address set forth on the first page of this Agreement. Each party may, by written notice to the other party, hereafter designate a different address for receipt of such payments, statements and notices, as applicable.
          (c) All notices hereunder shall be made in writing and delivered personally or sent by certified mail, return receipt requested. Such notices may also be sent by facsimile to such number as a party may specify by written notice to the other party so long as proof of confirmation is maintained. Notices sent via certified mail shall be deemed given three (3) days after deposit in the mail, properly addressed and bearing proper postage; facsimile notices or those made personally shall be deemed given when made. All requests for Licensor Approval hereunder may be rendered by E-mail or any other means approved by the Licensor Designee for Approval.
     19. General:
          (a) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Waiver of any breach or
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

failure to enforce any term of this Agreement shall not be deemed a waiver of any breach or right to enforce which may thereafter occur. If any provision of the Agreement is held to be invalid or unenforceable, the remaining provisions hereof shall not be affected.
          (b) Choice of Law. Regardless of its place of physical execution or performance, the Agreement shall be construed and enforced in accordance with the laws of the State of New York and without regard to the principles of conflicts of law.
          (c) Force Majeure. A party’s performance (other than payment) is excused to the extent it is interfered with by an external condition beyond a party’s reasonable control and the obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay, provided that in the event that either party is unable within one hundred and twenty (120) consecutive days of the force majeure event to provide the same or comparable services in full compliance with this Agreement, then the other party may terminate this Agreement upon written notice.
          (d) Joint Venture. Nothing contained in this Agreement shall be construed to constitute the parties to be partners or joint venturers with or agents for one another. Neither party shall have the authority to, nor shall either, obligated or bind the other in any manner whatsoever, except as may be otherwise specifically provided in this Agreement.
          (e) Assignment. Neither party may assign or transfer this Agreement or any of its rights or duties hereunder without Approval of the other party; provided, however that Waterfront may assign or transfer this Agreement by merger, or acquisition or in connection with a reorganization or sale of all or substantially all of Waterfront’s assets. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, licensees and permitted assigns.
          (f) Public Announcement. Neither party will issue any public announcement relating to this Agreement, the transactions contemplated herein or using the name or any of the Marks belonging to the other party, or Michaels’s name, without the prior written consent of the other party.
          (g) Essential Services. Licensor acknowledges that it is essential that Michaels perform the services set forth in this Agreement. Accordingly, Licensor will make Michaels available to perform such services.
          (h) Survivability. The following Sections of this Agreement will survive expiration or earlier termination of this Agreement: 2(d), 2(f), 7, 9, 10, 12, 13, 14, 15, 16, 17, 18 and 19.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

      Please acknowledge Licensor’s acceptance of the foregoing by signing below and returning a copy to me.

Sincerely, WATERFRONT MEDIA, INC.
By:	/s/ Michael Keriakos
	Name:	Michael Keriakos
	Title:	EVP

Agreed and accepted:
J.M. ATHLETICS, LLC
By: /s/ Jillian Michaels
Name: Jillian Michaels
Title: President
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A
MATERIALS FOR LAUNCH
Formats
•	Except where noted, all copy should be delivered in digital form.

•	Content should be provided in MS Word and/or MS Excel format

•	Logo / Art should be provided in the highest resolution digital format (not less than 72 dpi — jpg for photos and .gif for logos or flat color graphic images)

•	Databases should be provided in a text delimited file format
Content
•	Final edited book(s)

•	Hard copies (5) of book(s)

•	Existing site(s) content, email newsletter archives

•	Updates to the program (since last printing)

•	Meal plan and/or fitness plan and guidelines

•	Recipes/Exercises

•	Q&A’s and tips, glossary, checklists, etc.

•	Testimonials, success stories (with photos if any); including releases

•	Author biography

•	Lecture / event schedule

•	Press Releases

•	Editorial Style Guide
Logo/Art
•	Logos in vector format (ai, or .eps)

•	Logo and brand style guide

•	Photos of book(s)

•	Photos of Author

•	Photos from book(s)

•	Photos from site(s)

•	Author signature

•	Food photos

•	Exercise photos

•	People photos
Other Assets
•	Video Assets (if any)

•	Marketing
•	Tear Sheet

•	Stats

•	Competitive analysis

•	Marketing Claims (with research to support such claims)
•	Existing Member Database (if any)

•	Email Newsletter — historical stats and reporting

•	Press kit; communications plan; samples of advertising and promotion

•	Catalogs
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B
PROHIBITED ADVERTISERS
Except for those companies and/or products specifically named below, or unless otherwise Approved by Licensor, the following are categories of prohibited advertisers:
Diet (no-cal or low-cal) beverages, other than [ * ]
Gyms, other than [ * ]
Cereals, other than [ * ]
Fast-food restaurant chain specializing in chicken, other than [ * ]
Themed chain restaurants, other than [ * ]
Gelatin food, other than [ * ]
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT C
LICENSOR BRAND
To be supplied by Licensor when available
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

First Amendment to the
Letter Agreement
Between
Waterfront Media Inc. and
J.M. Athletics, LLC
This First Amendment (“Amendment”) amends and modifies the letter agreement (the “Agreement”) made effective as of November 5, 2005 by and between J.M. Athletics, LLC (“Licensor”) and Waterfront Media Inc. (“Waterfront”). The parties enter into this Amendment on or about May 12, 2009 (the “Amendment Effective Date”). All defined terms in this Amendment have the meaning given to them in the Agreement unless otherwise defined in this Amendment.
In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, J.M. Athletics, LLC, Empowered Media, LLC and Waterfront agree to amend the Agreement as follows:
          (a) Payments and Notices. Delete paragraph 18(a) and replace with the following: All payments, statements and notices to Licensor hereunder will be sent to:
Payable to: Empowered Media, LLC
Sent to:
Tanner Mainstain Blatt & Glynn
10866 Wilshire Boulevard
Los Angeles, CA 90024
Attn: Steven Blatt
          (b) Assignment of Agreement. The Agreement is hereby assigned by J.M. Athletics, LLC to Empowered Media, LLC. Notwithstanding any such assignment, the parties reiterate subparagraph 19(g) and confirm that the services provided, including the Advertising Services, are essential services and will be performed by Jillian Michaels.
in witness whereof, the Parties have caused their respective representatives to execute this Amendment as of the Amendment Effective Date.

J.M. Athletics, LLC	Waterfront Media, Inc.

Signature: /s/ Jillian Michaels	Signature: /s/ Alan Shapiro
Name: Jillian Michaels	Name: Alan Shapiro
Title: President	Title: SVP and General Counsel

Empowered Media, LLC

Signature: /s/ Jillian Michaels
Name: Jillian Michaels
Title: Chair person
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Second Amendment to the
Letter Agreement
Between
Waterfront Media Inc. and
Empowered Media, LLC
This Second Amendment (“Amendment”) amends and modifies the letter agreement (the “Agreement”) made effective as of November 7, 2005 that was originally between J.M. Athletics, LLC and Waterfront Media Inc. (“Waterfront”). The Agreement was assigned by J.M. Athletics, LLC to Empowered Media, LLC (“Licensor”) on or about May 12, 2009. The parties enter into this Amendment on or about November 6, 2009 (the “Amendment Effective Date”). All defined terms in this Amendment have the meaning given to them in the Agreement unless otherwise defined in this Amendment.
Whereas, Waterfront, in its performance of the Agreement, has received requests to make Jillian Michaels (“Talent”), her name, likeness and voice available to third party advertisers for special online advertising campaigns;
Whereas, the parties desire that Waterfront be able to make Jillian Michaels (the “Talent”), her name, likeness and voice available to third party advertisers for special advertising campaigns;
Whereas, the parties desire to amend the operational and financial terms under which Talent may refer third party advertisers to Waterfront;
In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, Licensor and Waterfront agree to amend the Agreement as follows:
          (a) Right to market and sell Talent’s services, name, likeness and voice. Insert a paragraph 1(e) as follows: Subject to all of the terms and conditions set forth in this Agreement, Licensor hereby agrees that Waterfront is granted a non-exclusive right to market Talent’s services, name, likeness and voice in association with third party advertising campaigns only as and to the extent approved by Licensor (collectively, the “Talent Services and Rights”). Prior to offering Talent Services and Rights, Waterfront first must present to Licensor the name of the proposed advertiser and any creative elements for such campaign. The fees that Licensor will charge any third party advertiser will be the fees agreed upon by Licensor and the advertiser in negotiations conducted by Waterfront on Licensor’s behalf and guidance. Such fees may include the Talent Service and Fees set forth in Schedule 1. Licensor may approve third party advertising campaigns in its sole, complete discretion and will enter into an agreement for the Talent Services and Rights directly with the advertiser at its own discretion.
          (b) Effect of Termination. Renumber paragraph 2(g) as 2(h) and insert a new paragraph 2(g) as follows: “Upon termination of the Agreement for any reason, Waterfront’s right to market the Advertising Services and Rights will terminate. Notwithstanding any such termination, any licenses or rights granted to any third party advertiser in the Talent’s services, name, likeness or voice will continue for the period of time established in the agreement between Licensor and the third-party advertiser.
          (c) Referrals. Delete the last sentence of Paragraph 8(b) beginning with “Notwithstanding...” and ending with “...between Waterfront and the advertiser.)” Enumerate current 8(b) as 8(b)(i); in 8(b)(i) replace the phrase “Advertising Revenue” with “Gross Advertising Revenue”. Insert an 8(b)(ii) as follows: “Licensor shall have the opportunity to refer its licensing, endorsement, or other contractual partners to Waterfront for the purpose of advertising on the Service. Any Approved Advertiser (as defined below) will be extended the following discounts on the then current JillianMichaels.com Rate Card Rate (as defined in Attachment 3):
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

If any such Approved Advertiser enters into an agreement with Waterfront for the purchase of advertising on the Service, in addition to the royalty set forth in 8(b)(i), during the Term Licensor will receive a referral royalty (“Referral Royalty”) as follows: [ * ].
in witness whereof, the Parties have caused their respective representatives to execute this Amendment as of the Amendment Effective Date

Empowered Media, LLC	Waterfront Media Inc.

Signature /s/ Jillian Michaels	Signature: /s/ Alan Shapiro

Name : Jillian Michaels	Name : Alan Shapiro

Title: [ILLEGIBLE]	Title: SVP and General Counsel
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 1
Except as otherwise may be agreed upon, Licensor will be paid as follows for the Talent Services and Rights:
(a) Day Rate: for the performance of the Talent services (i.e., time spent developing marketing assets for a third party advertising campaign such as a photo shoot, video taping and satellite media tour), Licensor will be paid a fee certain for any 8 hour period that occurs during a calendar day (the “Day Rate”). The amount of the Day Rate will be as follows:
          (i) in the event that the total fees (i.e., the Advertising Royalty, the Referral Royalty, the Day Rate and the Talent Royalties) due Licensor for the initial order of any third party advertising campaign are less than [ * ], Licensor will be paid a Day Rate of [ * ];
          (ii) in the event that the total fees (i.e., the Advertising Royalty, the Referral Royalty, the Day Rate and the Talent Royalties) due Licensor for the initial order of any third party advertising campaign are greater than [ * ], Licensor will be paid a Day Rate of [ * ].
(b) Talent Royalties: Licensor will be paid royalties for the third party advertiser’s use of the Talent’s name, likeness and voice as set forth in Paragraph 8(b)(i) of the Agreement [ * ].
(c) Expenses: In addition to the Day Rate and the Talent Royalties, Licensor will be reimbursed for all reasonable, pre-approved expenses incurred by Talent in the performance of the Talent Services. These expenses are expected to include travel and accommodations, make-up and hair styling, and wardrobe.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 2
(WATERFRONT MEDIATM LOGO)
advertising referral form

Referrer: EMPOWERED MEDIA	Effective Date:

Referred Advertiser:	Includes Talent Services: yes ☐ no ☐

Date of Agreement between Referrer and Waterfront (the “Agreement”): November [ ], 2009

Anticipated Sales Cycle: from the Effective Date through [insert date]

Approximate size of opportunity: From $                     to $

Description of Opportunity:

Description of Talent Services (if any):

Tasks to be performed by Referrer during sales cycle, if any:

Point of Contact for Referrer:

Name:	Phone

Title:	Email:

Street Address:	Fax:

City, State ZIP:

Point of Contact for Referred Advertiser:

Name:	Phone

Title:	Email:

Street Address:	Fax:

City, State ZIP:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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By accepting this Referred Advertiser, Waterfront Media agrees to pay Referrer the applicable Referred Royalty set forth in the Agreement if: (a) Referrer completes the tasks listed above and (b) Waterfront Media and the Referred Advertiser both sign an advertising insertion order or similar agreement within the Anticipated Sales Cycle.

(WATERFRONT MEDIATM LOGO)

Name:	Name:

Title:	Title:

Signature:	Signature:

Date:	Date:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 3
The JillianMichaels.com Rate Card Rate means the following
For calendar years 2009-2010: [ * ].
For all other years, the rates as made available by Waterfront.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Third Amendment to the
Letter Agreement
Between
Waterfront Media Inc. and
Empowered Media, LLC
This Third Amendment (“Amendment”) amends and modifies the letter agreement (the “Agreement”) made effective as of November 7, 2005 that was originally between J.M. Athletics, LLC and Waterfront Media Inc. (“Waterfront”). The Agreement was assigned by J.M. Athletics, LLC to Empowered Media. LLC (“Licensor”) on or about May 12, 2009. The parties enter into this Amendment as of November 6, 2009 (the “Amendment Effective Date”). All defined terms in this Amendment have the meaning given to them in the Agreement unless otherwise defined in this Amendment.
Whereas, Licensor has relationships with media and marketing companies that are in a position to drive new subscribers to the Service;
Whereas, the parties desire to create payment provisions that will provide Licensor with additional incentives to exploit its relationships with these companies to drive new subscribers to the Service:
In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, Licensor and Waterfront agree to amend the Agreement as follows:
     I. Definitions
(a) “Banner Ads” are interactive advertisements created by Waterfront that: (A) promote the Service; (B) that link to the Service; and (C) include a pixel or other tracking device provided by Waterfront that allows Waterfront to determine that the user who clicked on the advertisement should be credited to Licensor and the particular Licensor Partner.
(b) “Dedicated URL” means a URL provided by Waterfront to Licensor that allows Waterfront to determine that the user who arrives from that URL should be “credited” to Licensor and the particular Licensor Partner.
(c) “Insert” means a page, circular, postcard or other advertisement provided by Waterfront to Licensor to be inserted within the pages or packaging of the Promotional Vehicle. The Insert creative will be created solely by Waterfront and will contain a promotional code that will allow Waterfront to identify the recipient as having received the Insert via the Promotional Vehicle.
(d) “Licensor Partner” means an entity that enters into a Marketing Agreement with Licensor.
(e) “Licensor Partner Registration Form” means the form attached hereto as Attachment A that Licensor will complete and submit prior the commencement of any promotion by any Licensor Partner. The Registration Form will be used to register a Licensor Partner and any promotions by the applicable Licensor Partner. Accordingly, there may be several Licensor Partner Registration Forms for a single Licensor Partner.
(f) “Paid Subscriber” means any person who becomes a paying member of the Service after linking directly to the Service via the Dedicated URL, promotional code, or Banner Ad and who does not cancel within the initial thirteen week period not including any free promotional period. Paid Subscribers shall not include any individual who is an illegitimate subscriber to the Service, including users who provide fraudulent credit card information.
(g) “Marketing Agreement” means a written, enforceable agreement between Licensor and any Licensor Partner pursuant to which Licensor Partner is granted a license to promote the Service in compliance with this Amendment and contains the provision set forth in Section ll(d) and (e).
(h) “Promotional Links” means hyper links proximately located to text that promotes the Service and contains either a tracking code provided by Waterfront or the Dedicated URL that allows Waterfront to identify the recipient as having been directed to the Service by the applicable Licensor Partner.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(i) “Promotional Materials” mean the Banner Ad creative, Insert creative and/or promotional copy created exclusively by Waterfront and approved by Licensor that will be used by Licensor Partner to promote the Service.
(j) “Promotional Vehicle” means the Licensor Partner publication, website or product that is used to promote the Service through Banner Ads, Inserts or Promotional Links.
(k) “Promotional Period” means the period of time between the Promotion Start Date and the Promotion End Date indicated in the applicable Insertion Order.
     II. Obligations of Empowered Media
     (a) At its discretion, Licensor will enter into Marketing Agreements. For the avoidance of doubt, the parties state that Waterfront will not be a party to these marketing agreements and that Empowered Media will be acting on its behalf and not as an agent of Waterfront. Waterfront will have no obligation to any Licensor Partner.
     (b) For each Licensor Partner and/or each promotion conducted by each Licensor Partner. Licensor will submit the Licensor Partner Registration Form attached hereto as Attachment A no less than thirty (30) days before the beginning of the applicable promotion. Waterfront reserves the right to approve any and all Licensor Partners and Licensor Partner Registration Forms, such approval not to be unreasonably delayed or withheld. Waterfront will review any Licensor Partner Registration Form within ten (10) business days of its submission.
     (c) Licensor will promptly forward to the applicable Licensor Partner the applicable Dedicated URL and Promotional Materials described in the Licensor Partner Registration Form. Licensor acknowledges that Waterfront will not be able to track any Paid Subscribers for any particular campaign unless and until the Licensor Partner Registration Form is submitted.
     (d) The following provisions will be included in any Marketing Agreement:
          (i) The scope of any license granted to Licensor Partner to promote the Service will be limited to use of the Promotional Materials and solely as described in the Licensor Partner Registration Form.
          (ii) The Promotional Vehicle will not contain: (A) profanity, sexually explicit materials, hate material, material that promotes violence, discrimination based on race, sex, religion, nationality, disability, sexual orientation, age, or family status, or any other material deemed unsuitable or harmful to the reputation of Waterfront or Licensor; (B) illegal activities or advice; (C) deceptive acts or practices; (D) any defamation or violate the right of any third party including any infringement of any intellectual property right or any right of privacy or publicity; or (D) activities generally understood as Internet abuse, including but not limited to the sending of unsolicited bulk electronic mail or the use of spyware. Any such content will be called “Prohibited Content”. Waterfront retains the right to revoke its approval of any Licensor Partner or prohibit the distribution of Promotional Materials related to the Service in the event that any Promotional Vehicle contains Prohibited Content.
          (iii) A provision that makes clear that Waterfront Media will not be responsible for the costs associated with any Promotional Materials (e.g. the printing costs associated with Inserts).
          (iv) The Services are made available to Licensor Partner “AS IS” and Waterfront (and at the discretion of Licensor, Licensor) disclaim all warranties, express and implied related to the Services.
          (v) Licensor Partner will indemnify, defend and hold Waterfront harmless for any third party claim based upon the Promotional Vehicle (excluding any claim that the Promotional Materials infringe any intellectual property right, contain any defamation or violate any right of privacy or publicity).
          (vi) All the provisions set forth in this Section II(d) will survive termination of the Marketing Agreement.
     III. Compensation.
          (a) With respect to any Paid Subscribers, Section 8(a) of the Agreement will not apply. The Subscription Royalty for Paid Subscribers (as defined herein) will be as follows: Waterfront will pay Licensor a royalty (the “Paid Subscriber Royally”) on [ * ] in an amount equal to [ * ] of the Paid Subscriber Revenue. “Paid Subscriber Revenue” means those amounts [ * ].
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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          (b) For the avoidance of doubt, the parties state that Licensor will be responsible to pay any fees promised to Licensor Partners under the agreement between Licensor and Licensor Partner related to the promotion of the Service.
IV.	Reporting and Payment Obligations. In conjunction with the reports due pursuant to section 9(a), Waterfront will provide Licensor with a report detailing the: (i) number of Paid Subscribers and (ii) Paid Subscriber Revenue credited to each Licensor Partner. Audit rights per section 9(b).

V.	Non-Solicitation. Throughout the term of the Agreement, Waterfront (itself or through its affiliates) shall not in any manner solicit and or accept any business from any Licensor Partner that either produces Jillian Michaels branded products or is a Jillian Michaels licensee, in relation to their Jillian Michaels branded product or license without prior, written notification to Licensor.

VI.	Term and Termination of this Amendment. Licensor may enter into Marketing Agreements with Licensor Partners for a period of twenty-four (24) months from the Amendment Effective Date. The term of any Marketing Agreement during the term of this Amendment will not exceed twenty four months, the term of any Marketing Agreement entered into after the first anniversary of the Amendment Effective Date will not exceed twelve months, the term of any promotion will not exceed the Promotion Period set forth in the applicable Licensor Partner Registration Form, and Waterfront will honor any offer made in any Promotional Material through the expiration date set forth in the applicable Promotional Materials that are approved by Waterfront.
In witness whereof, the Parties have caused their respective representatives to execute this Amendment as of the Amendment Effective Date.

Empowered Media, LLC	Waterfront Media Inc.

Signature: /s/ Jillian Michaels	Signature: /s/ Alan Shapiro

Name Jillian Michaels	Name: Alan Shapiro

Title [ILLEGIBLE]	Title: SVP and General Counsel
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Attachment A
licensor partner registration form
FOR JlLLIANMlCHAELS.COM

Licensor Partner:	Effective Date:
Promotion Start Date:	Promotion End Date:

Promotional Website or Promotional Vehicle:	Dedicated URL:
Description of Offer to be promoted: [eg. free one-week trial]
Description of Promotional Materials authorized to be used by Licensor Partner: See attached

Indicate activity
with an "X"	Partner Promotional Activity
Banner Ads. At its discretion, Licensor Partner may display Banner Ads on the Partner Website that promote the Service.

Promotional Links. At its discretion, Licensor Partner may display Links on the Partner Website from text that promotes the Subscription Service.

Inserts. Licensor Partner the will promote the Service in the Promotional Vehicle using the Promotional Materials.
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Agreed:

(WATERFRONT MEDIATM LOGO)	Empowered Media, LLC

Name:	Name:

Title:	Title:

Signature:	Signature:

Date:	Date:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5

Schedule I
List of Authorized Promotional Materials
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6